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                                                                   Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of Geac Computer Corporation Limited of our report dated January 15, 2002, except for the last paragraph of Note 9 as to which the date is March 6, 2002 relating to the financial statements of Extensity, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
San Jose, California
February 6, 2003